BANK1ONE

August 19, 1998



Mr. Jon Clark
VARI-L Company, Inc.
4895 Peoria Street
Denver, Colorado 80239

Dear Mr. Clark:

This confirmation sets out the terms and conditions of the Interest Rate Swap entered into between us on the Trade Date specified below. This constitutes a Confirmation as referred to in the ISDA Master Agreement dated as of August 1, 1998, ("the "Agreement") between, VARI-L Company, Inc., ("VARI-L Company") and Bank One, Colorado, N.A. ("Bank One").

THIS FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS SWAP TRANSACTION EXCHANGED BETWEEN US AND WILL BE DEEMED FOR ALL PURPOSES AN ORIGINAL DOCUMENT, UNLESS YOU REQUEST THAT WE SIGN HARD COPY VERSIONS OF THIS CONFIRMATION. PLEASE CONTACT THE INDIVIDUAL INDICATED IN THE LAST PARAGRAPH OF THIS LETTER TO RECEIVE SUCH COPIES.

1. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swap Dealers Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. This Confirmation shall supplement, form part of, and be subject to the Agreement.

Each party hereto represents and warrants to the other party hereto that, in connection with the Transaction, (i) it has and will continue to consult with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it deems necessary, and it has and will continue to make its own investment, hedging and trading decisions (including without limitations decisions regarding the appropriateness and/or suitability of the Transaction) based upon its own judgment and upon any advice from such advisors as it deems necessary, and not in reliance upon the other party hereto or any of its branches, subsidiaries or affiliates or any of their respective officers, directors or employees, or any view expressed by any of them, (ii) it has evaluated and it fully understands all the terms, conditions and risks of the Transaction, and it is willing to assume (financially and otherwise) all such risks, (iii) it has and will continue to act as principal, and not agent of any person, and the other party hereto and its branches, subsidiaries and affiliates have not and will not be acting as a fiduciary or financial, investment, commodity trading or other advisor to it and
(iv) it is entering into the Transaction for purposes of hedging its assets or liabilities or in connection with a line of business, and not for the purpose of speculation.

2. The terms of this particular transaction to which this Confirmation relates are as follows:

Notional Amount:    USD 4,228,723 (See Exhibit "A")

Trade Date:         August 19, 1998

Effective Date:     August 24, 1998

Termination Date:   January 24, 2002, subject to adjustment in accordance
                    with the Modified Following Business Day Convention.*

Fixed Amounts:

     Fixed Rate Payer:   VARI-L Company

     Fixed Rate Payer
     Payment Dates:      The 24th day of each month of each year,
                         commencing on September 24, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified
                         Following Business Day Convention.*

     Fixed Rate:         7.75%

     Fixed Rate Day
     Count Fraction:     Actual/360

     Fixed Rate Period
     End Dates:          The 24th day of each month of each year,
                         commencing on September 24, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified
                         Following Business Day Convention.*

     Floating Amounts

     Floating Rate Payer:     Bank One

     Floating Rate Payer
     Payment Dates:      The 24th day of each month of each year,
                         commencing on September 24, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified
                         Following Business Day Convention.*

     Floating Rate
     Option:             USD-LIBOR-BBA

     Floating Rate
     Designated
     Maturity:           One Month

     Floating Rate
     Spread:             Plus 150 Basis Points

     Floating Rate
     Reset Dates:        The first day of each Calculation Period.

     Floating Rate Day
     Count Fraction:     Actual/360

     Floating Rate Period
     End Dates:          The 24th day of each month of each year,
                         commencing on September 24, 1998, up to and including the Termination Date, subject to adjustment in accordance with the Modified
                         Following Business Day Convention.*

     Floating Initial
     Rate:               To Be Determined

Method of Averaging:     Not Applicable

Compounding:             Not Applicable

Business Days:           New York and London

Calculation Agent:       Bank One

Governing Law:           Laws of New York

3.   Account Details:

Payments to VARI-L Company:   Norwest Bank Colorado, N.A.
                              Account #: ----------
                              ABA #: --------

Payments to Bank One:         Wire Transfer to:
                              Bank One, N.A.
                              ABA#:  ------------
                              Account #:  ---------
                              Atten:  Swap Operations

5.   Offices:

     (a) The Office of Bank One, Colorado, N.A,, for this transaction is 150 E. Gay Street, 17th Floor, Columbus, Ohio 43271-0103.

     (b) The Office of VARI-L Company, Inc. for this transaction is 4895 Peoria Street, Denver, Colorado 80239.

Please confirm that the foregoing correctly sets out the terms and conditions of our agreement by responding within one (1) business day by returning via facsimile an executed copy of this Confirmation on (614) 248-1241, Attention: Felicia Cupoli, telephone: (614) 248-6519. Failure to respond within such period shall not affect the validity or enforceability of this transaction, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Banc One Corporation signing on         For on behalf of
behalf of Bank One, Colorado, N.A.      VARI-L Company, Inc.


/s/  James J. Lukas                     /s/David G. Sherman
James J. Lukas                          Name: David G. Sherman
Vice President                          Title: President
Date: August 19, 1998                   Date: August 19, 1998



Banc One Corporation signing on
behalf of Bank One, [Insert Affiliate], N.A.


/s/  Robert C. Peterson
------------------------
Robert C. Peterson
Vice President
Date: August 19,1998

*Modified Following is specified, that date will be the first following day that is a Business Day unless that day falls in the next calendar month, in which case that date will be the first preceding day that is a Business Day.

                              PROMISSORY NOTE

SHADED AREA BEGINS
  Principal        Loan Date       Maturity       Loan No.
$4,228,723.63      08-21-1998

     Call          Collateral      Account        Officer    Initials
    092989            327         0933159571       00152
SHADED AREA ENDS

References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: VARI-L COMPANY, INC., A  Lender:   Bank One, Colorado, NA
          COLORADO CORPORATION               Denver Banking Center
          4895 Peoria Street                 1125 17th Street
          Denver, CO 80239                   Denver, CO 80217
==========================================================================

Principal Amount:  $4,228,723.63        Date of Note:  August 21, 1998

PROMISE TO PAY. For value received, VARI-L COMPANY, INC., A COLORADO CORPORATION ("Borrower") promises to pay to Bank One, Colorado, NA ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Million Two Hundred Twenty Eight Thousand Seven Hundred Twenty Three & 63/100 Dollars ($4,228,723.63), together with interest on the unpaid principal balance from the data advanced until paid in full.

PAYMENT. Borrower will pay this loan In accordance with the following payment schedule:

     Borrower shall make monthly payments as follows: commencing on September 24, 1998, and continuing on the same day of each calendar month thereafter until the maturity date, Borrower shall pay to Lender monthly installments each in the sum of: (A) the amount of principal set forth opposite the respective due date in Exhibit "A" attached hereto, plus (B) accrued interest. A final payment shall be due and payable on February 24, 2002 in the amount of the outstanding principal balance of this Note, plus all accrued but unpaid interest and any other unpaid amounts due under this Note.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at the address designated by Lender from time to time in writing. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued but unpaid interest on this Note. This Note may be executed in connection with a loan agreement. Any such loan agreement may contain additional rights, obligations and terms.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to fluctuation based upon the LIBOR Rate of interest in effect from time to time (the "Index"). "LIBOR Rate" shall mean with respect to each Interest Period, the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period of this Note as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate. Provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate. "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England. Each change in the rate to be charged on this Note will become effective without notice on the commencement of each Interest Period based upon the Index then in effect. "Interest Period" means each consecutive one month period (the first of which shall commence on the date of this Note) effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead of the last day of such calendar month. "Borrower" may prepay all or any portion of the principal amount of this Note bearing interest at a LIBOR Rate, provided that if Borrower makes any such prepayment other than on the last day of an Interest Period, Borrower shall pay all accrued interest on the principal amount prepaid with such prepayment and, on demand, shall reimburse Lender and hold Lender harmless from all losses and expenses incurred by Lender as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement shall be calculated as though Lender funded the principal amount prepaid through the purchase of U.S. Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period, whether in fact that is the case or not. Lender's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.. Except as otherwise provided herein, the unpaid principal balance of this Note will accrue interest at a rate per annum which will from time to time be equal to the sum of the Index, plus 1.500%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date,
(b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower may pay without fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum amount of $250.00 per late charge.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower falls to make any payment of principal or interest when due under this Note or any other indebtedness owing now or hereafter by Borrower to Lender; (b) failure of Borrower or any other party to comply with or perform any term, obligation, covenant or condition contained in this Note or in any other promissory note, credit agreement, loan agreement, guaranty, security agreement, mortgage, deed of trust or any other instrument, agreement or document, whether now or hereafter existing, executed in connection with this Note (the Note and all such other instruments, agreements, and documents shall be collectively known herein as the "Related Documents"); (c) Any representation or statement made or furnished to Lender herein, in any of the Related Documents or in connection with any of the foregoing is false or misleading in any material respect; (d) Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise, becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by any such party or against it under any bankruptcy or insolvency laws; (e) the occurrence of any event of default specified in any of the other Related Documents or in any other agreement now or hereafter arising between Borrower and Lender;
(f) the occurrence of any event which permits the acceleration of the maturity of any indebtedness owing now or hereafter by Borrower to any third party; or (g) the liquidation, termination, dissolution, death or legal incapacity of Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise.

LENDER'S RIGHTS. Upon default, Lender may at its option, without further notice or demand (i) declare the entire unpaid principal balance on this Note, all accrued unpaid interest and all other costs and expenses for which Borrower is responsible for under this Note and any other Related Document immediately due, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any other rights, remedies and recourses available to the Lender, including without limitation, any such rights, remedies or recourses under the Related Documents, at law or in equity, or (v) pursue any combination of the foregoing. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 4.500 percentage points over the Index, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire an attorney to help collect this Note if Borrower does not pay and Borrower will pay Lender's reasonable attorneys' fees and all other costs of collection, unless prohibited by applicable law. This Note has been delivered to Lender and accepted by Lender in the State of Colorado. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Colorado without regard to any conflict of laws or provisions thereof.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes and that all advances hereunder shall be used solely for business, commercial, agricultural or other similar purposes.

JURY WAIVER. THE BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE OTHER RELATED DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, and to the extent an event of default as defined under the Business Loan Agreement shall have occurred, to charge or setoff all sums owing on this Note against any and all such accounts.

ARBITRATION. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, any Related Document or otherwise, including without limitation contract disputes and tort claims, shall be arbitrated pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, provisional or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. This includes, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right or remedy, concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purpose. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

RENEWAL AND EXTENSION. This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced by, that promissory note dated August 13, 1997 executed by Borrower in the original principal amount of $4,700,000.00, and is not a novation thereof. All interest evidenced by the note being replaced, renewed, and/or extended by this instrument shall continue to be due and payable until paid.

ADDITIONAL PROVISION REGARDING LATE CHARGES. The "Late Charge" provision set forth above in this Note is hereby deleted and the following provision shall apply to this Note: Borrower agrees that if a payment is 10 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment or Twenty Five Dollars ($25.00), whichever is greater, up to the maximum amount of One Thousand Five Hundred Dollars ($1,500.00).

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or unjustifiably impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE
PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

VARI-L COMPANY, INC., A COLORADO CORPORATION


VARI-L COMPANY, INC., A COLORADO CORPORATION


By:  /s/ David G. Sherman
David G. Sherman, President/Chief Executive Officer